Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Yearly Report of Bellmore Corporation (the “Company”) on Form 10-K for the year ending July 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard Gruberg, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Yearly Report on Form 10-K for the year ending July 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-K for the year ending July  31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Bellmore Corporation.

Date: September 30, 2009

/s/ Bernard Gruberg
Bernard Gruberg
Chief Financial Officer, Vice President, Director